Exhibit 31.1

SECTION 302

CERTIFICATION

I, James Schoonover, certify that:

1.	I have reviewed this annual report on Form 10-K/A (Amendment No. 1) of Houston American Energy Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 13, 2020	/s/ James Schoonover
James Schoonover,
Chief Executive Officer and
Principal Financial Officer